Exhibit 99.1

FOR IMMEDIATE RELEASE

ARI REPORTS THIRD QUARTER RESULTS

OC-Net acquisition and growth of Marketing Services drive increased revenues

Milwaukee, Wis., June 7, 2007 – ARI (OTCBB:ARIS), a leading provider of technology-enabled business solutions that help equipment dealers, distributors and manufacturers build sales and profits, today reported financial results for the third quarter ended April 30, 2007.

Third Quarter Fiscal 2007 Highlights

•

Revenues increased 15% to $4.1 million in the third quarter of fiscal 2007 from revenues of $3.6 million for the third quarter of fiscal 2006.

•

Operating loss was $171,000 for the third quarter of fiscal 2007, compared to operating income of $456,000 for the same period in the prior year.

•

Net loss was $205,000 or $0.03 per diluted share for the third quarter of fiscal 2007, compared to net income of $1,465,000 (approximately $1 million of which was associated with a deferred tax adjustment) or $0.22 per diluted share for the third quarter of the prior fiscal year.

First Nine Months Fiscal 2007 Highlights

•

Revenues increased 7% to $11.3 million for the first three quarters of fiscal 2007, from revenues of $10.6 million for the same period in fiscal 2006.

•

Operating income was $319,000 for the first nine months of fiscal 2007, compared to operating income of $1.5 million for the same period in the prior fiscal year.

•

Net income was $268,000 or $0.04 per diluted share for the first three quarters of fiscal 2007, compared to net income of $2.5 million (which included the deferred tax adjustment mentioned above) or $0.38 per diluted share for the same period in fiscal 2006.

Operations Review

“Our most successful strategic growth initiative continues to be Marketing Services, where we have made two acquisitions and focused much of our financial and human resources as well as management attention.  As we anticipated, third quarter revenues benefited from the acquisition of         OC-Net, a California-based website development and hosting company, late in the second quarter.  Our Marketing Services business increased more than four-fold in the third quarter compared to the same quarter last year, again confirming that these products are being well received in the marketplace,” said Brian E. Dearing, chairman and chief executive officer of ARI.

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ARI Reports Third Quarter Results

“We believe the OC-Net acquisition was a very good move for ARI.  The goal of our Marketing Services business is to help our customers sell more products, and OC-Net is a very positive addition.  OC-Net’s products have strengthened our website development and hosting business in the Powersports market.  In fact, we’ve sold more of the OC-Net dealer website software in the past quarter than OC-Net had sold on their own the prior year.  Our dealer customer base is now selling online, using ARI’s eCommerce-enabled websites, more than $1.5 million of products per month, much of which we believe to be incremental business for them, while generating incremental fees for ARI.  We anticipate that our Marketing Services initiatives will continue to experience strong growth and will become an increasingly important aspect of our overall business over time,” said Dearing.

“Our catalog business experienced a disappointing quarter.  New sales continued to be sluggish.   A lost bulk purchase customer in the fourth quarter of fiscal 2006 is impacting results because we amortize catalog subscription revenue over a 12-month period and our European operation continues to under perform”, said Dearing.

“A major focus for our European operations is increasing OEM sales.  To facilitate that strategy, in May we added Heiko J. Oberman as European sales director.  Heiko’s responsibilities include working with manufacturers and distributors in Europe to expand our electronic parts catalog titles and the sale of our web catalog, Shopping Cart and eCommerce products and services.  He is a strong addition to our team,” said Dearing.

Commenting on operating expenses incurred during the quarter, Dearing said “We experienced substantial acquisition integration costs associated with OC-Net and support and development costs associated with the release of PartSmart 8.0.  We expect these expenses to drop off over time.”

Dearing said a new version of the company’s PartSmart product, PartSmart 8.3, will be released on June 11 to address many of the issues in previous versions that did not fully meet customer needs.  “Our customers told us what they liked and didn’t like about PartSmart 8.0.  We took their feedback very seriously and focused our development team on enhancing the software to meet their expectations.  However, while we were moving through this process, it was necessary to significantly increase our support staff to handle a higher volume of calls from customers using the software, which in turn increased operating expenses for the quarter.  We increased our call center capacity by using contractors, which will allow us to reduce the costs quickly when the situation is under control and we have already begun to reduce these costs,” said Dearing.

Dearing said the company recently added Ellen (Betsy) Perkins as Director – Catalog and Warranty Software Development, where her first focus will be to oversee the testing and roll-out of PartSmart 8.3.  “Betsy has a strong background in software development and testing as well as product management.  We are counting on her expertise to help us recover rapidly from the problems associated with earlier versions of this new software and avoid similar problems in the future,” he said.

“We also made investments in sales and strategic growth initiatives during the quarter, contributing negatively to the third quarter financials, while offering the potential for revenue growth in future quarters.  We have made adjustments in our business to get our profitability back on track over time.  The catalog business remains key to generating the cash needed to fuel our growth”, said Dearing.

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ARI Reports Third Quarter Results

“On the balance sheet, we paid-off an additional $460,000 of debt during the quarter and shareholders’ equity was positive.  We have a total of $1.7 million of debt remaining, the bulk of which we expect to pay off by the end of calendar 2007,” said Dearing.

About ARI

ARI is a leading provider of electronic parts catalogs and other technology enabled services to increase sales and profits for dealers, distributors and manufacturers in the manufactured equipment markets. ARI currently provides approximately 94 parts catalogs (many of which contain multiple lines of equipment) for approximately 70 equipment manufacturers in the U.S. and Europe.  Approximately 73,000 catalog subscriptions are provided through ARI to more than 24,000 dealers and distributors in approximately 89 countries in about a dozen segments of the worldwide equipment market including outdoor power, power sports, ag equipment, recreation vehicle, floor maintenance, auto and truck parts aftermarket, marine and construction.  The Company builds and supports a full suite of multi-media electronic catalog publishing and viewing software for the Web or CD and provides expert catalog publishing and consulting services.  ARI also provides dealer marketing services, including technology-enabled direct mail, email and an award-winning dealer website service that makes it quick and easy for an equipment dealer to have a professional and attractive website.  In addition, ARI e-Catalog systems support a variety of electronic pathways for parts orders, warranty claims and other transactions between manufacturers and their networks of sales and service points.  ARI currently operates four offices in the United States and one in Europe and has sales and service agents in England and France providing marketing and support of its products and services.

Third Quarter Earnings Conference Call

ARI’s Third Quarter Conference Call is scheduled for Thursday, June 7, 2007 at 3:30 p.m. Central Time/4:30 p.m. Eastern Time.  If you would like to participate, please pre-register at https://www.myrcplus.com/rsvp-index.asp?BWebID=&CID=5045912.  At that time you will be provided with the numbers to use to join the conference call.  A replay of ARI’s conference call, as well as notes and financial information presented in the call, will also be available on ARI’s website, www.arinet.com, after 6:00 p.m. Central Time on Friday, June 8, 2007.  Click on the “Investor Relations” tab to access the information.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described under "Forward Looking Statements Disclosure" in Exhibit 99.1 of the Company’s annual report on Form 10-KSB for fiscal year ended July 31, 2006 filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:

Nancy Krajcir-Bennett

ARI

Tel: (414) 973-4380

Fax: (414) 973-4357

E-mail:  krajcir@arinet.com

ARI Network Services, Inc.

Statements of Operations

(in thousands, except per share data)

Preliminary

Three months ended	Nine months ended
April 30	April 30

	2007	2006	2007	2006
Net revenues:
Subscriptions, support and other services fees	$2,916	$2,621	$8,333	$7,733
Software licenses and renewals	547	498	1,665	1,531
Professional services	638	434	1,297	1,302
	4,101	3,553	11,295	10,566
Cost of products and services sold:
Subscriptions, support and other services fees	282	265	888	653
Software licenses and renewals *	253	168	655	490
Professional services	221	81	343	276
	756	514	1,886	1,419
Gross Margin	3,345	3,039	9,409	9,147
Operating expenses:
Depreciation and amortization (exclusive of amortization
of software products included in cost of products
and services sold)	203	104	419	278
Customer operations and support	298	273	842	855
Selling, general and administrative	2,528	1,862	6,614	5,561
Software development and technical support	488	344	1,216	924
Net operating expenses	3,517	2,583	9,091	7,618
Operating income (loss)	(171)	456	319	1,529
Other income (expense)
Interest expense	(40)	(45)	(110)	(144)
Other, net	15	46	76	94
Total other expense	(25)	1	(34)	(50)
Income (loss) before provision for income taxes	(196)	457	285	1,479
Income tax benefit (provision)	(9)	1,008	(17)	1,008
Net income (loss)	$(205)	$1,465	$268	$2,487

Average common shares outstanding:
Basic	6,444	6,175	6,320	6,152
Diluted	6,844	6,621	6,720	6,598
Basic and diluted net income (loss) per share:
Basic	($0.03)	$0.24	$0.04	$0.40
Diluted	($0.03)	$0.22	$0.04	$0.38

*	includes amortization of software products of $213, $161, $598 and $458 respectively and excluding other depreciation and amortization shown separately

ARI Network Services, Inc.

Consolidated Balance Sheets

(in thousands, except share and  per share data)

Preliminary

	April 30	July 31
ASSETS	2007	2006
Current Assets:
Cash and cash equivalents	$1,468	$3,584
Trade receivables, less allowance for doubtful accounts of $120 and
$103 at April 30,2007 and July 31, 2006, respectively	1,137	885
Work in Process	206	163
Prepaid expenses and other	491	254
Deferred income taxes	675	675
Total Current Assets	3,977	5,561
Equipment and leasehold improvements:
Computer equipment	5,221	5,084
Leasehold improvements	128	116
Furniture and equipment	2,495	2,057
	7,844	7,257
Less accumulated depreciation and amortization	6,550	6,275
Net equipment and leasehold improvements	1,294	982

Deferred income taxes	1,419	1,419
Goodwill	875	-
Other assets	1,201	6

Capitalized software product costs	12,381	11,557
Less accumulated amortization	10,686	10,089
Net capitalized software product costs	1,695	1,468

Total Assets	$10,461	$9,436

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of notes payable	$1,184	$1,400
Accounts payable	671	500
Deferred revenue	5,470	5,616
Accrued payroll and related liabilities	983	1,006
Accrued sales, use and income taxes	26	38
Accrued vendor specific liabilities	-	104
Other accrued liabilities	455	254
Current portion of capital lease obligations	20	-
Total Current Liabilities	8,809	8,918

Long term liabilities:
Notes payable (net of discount)	558	580
Long term payroll related	202	202
Other long term liabilities	33	48
Capital lease obligations	9	-
Total Long Term Liabilities	802	830

Shareholders' equity (deficit):
Cumulative preferred stock, par value $.001 per share,
1,000,000 shares authorized; 0 shares issued and outstanding
at January 31, 2007 and July 31, 2006, respectively	-	-
Common stock, par value $.001 per share, 25,000,000 shares
authorized; 6,618,405 and 6,202,529 shares issued and outstanding
at January 31, 2007 and July 31, 2006, respectively	7	6
Common stock warrants and options	144	36
Additional paid-in-capital	94,623	93,838
Accumulated deficit	(93,924)	(94,192)
Total Shareholders' Equity (Deficit)	850	(312)

Total Liabilities and Shareholders' Equity (Deficit)	$10,461	$9,436

ARI Network Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

Preliminary

Three months ended	Nine months ended
April 30	April 30

	2007	2006	2007	2006
Operating activities
Net income (loss)	$(205)	$1,465	$268	$2,487
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Amortization of capitalized software products	213	161	598	458
Amortization of deferred financing costs, debt discount and
excess carrying value over face amount of notes payable	11	(13)	(22)	(44)
Depreciation and other amortization	203	104	419	278
Stock based compensation related to stock options	41	-	109	-
Deferred income taxes	-	(1,038)	-	(1,038)
Stock issued as contribution to 401(k) plan	-	-	42	21
Net change in receivables, prepaid expenses and other short term assets	57	177	(428)	(335)
Net change in accounts payable, deferred revenue, accrued
liabilities and long term liabilities	449	18	61	(70)
Net cash provided by operating activities	769	874	1,047	1,757

Investing activities
Purchase of equipment and leasehold improvements	(337)	(294)	(629)	(494)
Purchase of assets related to acquisitions	(98)	-	(1,179)	-
Software product costs capitalized	(66)	(158)	(247)	(468)
Net cash used in investing activities	(501)	(452)	(2,055)	(962)

Financing activities
Payments under notes payable	(445)	(350)	(1,145)	(850)
Payments of capital lease obligations	-	(4)	-	(4)
Proceeds from issuance of common stock	6	-	37	60
Net cash used in financing activities	(439)	(354)	(1,108)	(794)
Net increase (decrease) in cash	(171)	68	(2,116)	1
Cash at beginning of period	1,639	3,584	3,584	3,651
Cash at end of period	$1,468	$3,652	$1,468	$3,652

Cash paid for interest	$45	$83	$137	$190
Cash paid for income taxes	$6	$-	$20	$-

Noncash investing and financing activities

Redemption of common stock in connection with exercise of stock options	$-	$54	$-	$54
Issuance of common stock in connection with acquisitions	-	-	707	-
Debt issued in connection with acquisitions	-	-	700	-
Debt acquired in connection with acquisitions	-	-	37	-
Cash holdback related to acquisitions	-	-	150	-
Accrued legal fees related to acquisitions	-	-	25	-
Tax benefit of stock options exercised	-	-	-	-
Stock based compensation related to stock options	41	-	109	-

Revenue by Location and Service

(In Thousands)

Three months ended		Nine months ended
April 30	Percent	April 30	Percent

	2007	2006	Change	2007	2006	Change

North American
Catalog subscriptions	$2,503	$2,562	-2%	$7,711	$7,721	0%
Catalog professional services	329	418	-21%	923	1,212	-24%
Marketing services	536	147	265%	1,047	322	225%
Marketing professional services	230	-	100%	230	-	100%
Dealer & distributor communications	165	216	-24%	512	631	-19%
Subtotal	3,764	3,343	13%	10,423	9,886	5%

Rest of the World
Catalog subscriptions	257	195	32%	727	579	26%
Catalog professional services	81	15	440%	145	101	44%
Subtotal	338	210	61%	872	680	28%

Total Revenue
Catalog subscriptions	2,760	2,757	0%	8,438	8,300	2%
Catalog professional services	410	433	-5%	1,068	1,313	-19%
Marketing services	536	147	265%	1,047	322	225%
Marketing professional services	230	-	100%	230	-	100%
Dealer & distributor communications	165	216	-24%	512	631	-19%
Total	$4,101	$3,553	15%	$11,295	$10,566	7%